UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Report): FEBRUARY 6, 1997

                           THE NATIONAL REGISTRY INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

            0-20270                                      95-4346070
     ------------------------                      ---------------------
     (Commission File Number)                         (I.R.S. Employer
                                                   Identification Number)

            2502 ROCKY POINT DRIVE
               TAMPA, FLORIDA                             33607
     --------------------------------------             ---------
    (Address of Principal Executive Offices)           (Zip Code)



                                 (813) 636-0099
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                             2501-118TH AVENUE NORTH
                          ST. PETERSBURG, FLORIDA 33716
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                                                         Exhibit Index at Page 5



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ITEM 1.        CHANGE IN CONTROL OF REGISTRANT

               Not applicable

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               Not applicable.

ITEM 3.        BANKRUPTCY OR RECEIVERSHIP

               Not applicable.

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Not applicable.

ITEM 5.        OTHER EVENTS

               The attached exhibits are incorporated by reference herein, and the description set forth below is qualified in its entirety by reference to such exhibits.

               On February 6, 1997, The National Registry, Inc. (the "Company") completed a new financing pursuant to which two accredited investment funds purchased from the Company an aggregate of 350,000 shares of Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), for a gross cash purchase price of $7 million before commissions and expenses. Shares of the Series C Preferred Stock are convertible at the option of the holder into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the lesser of (i) $2.375 per share or (ii) 82.5% of a floating price equal to the average closing bid price of the Common Stock for the five trading days immediately preceding the date of conversion. The Series C Preferred Stock is convertible, as to one-third of such shares, beginning 121 days after the closing date, as to an additional one-third of such shares, beginning 151 days after the closing date and, as to the remaining shares, beginning 181 days after the closing date. All shares of Series C Preferred Stock issued and outstanding as of February 4, 2000 will automatically convert into shares of Common Stock. The Company may redeem the Series C Preferred Stock at any time based on a formula relating to the then applicable conversion price or under certain other circumstances. In addition, as part of such transaction, the Company issued to such accredited investment funds warrants to purchase, within five years of the date of closing, up to 400,000 shares of Common Stock at an exercise price of $2.6125 per share, subject to certain adjustments from time to time. The Company has agreed to file a registration statement for the underlying Common Stock prior to March 17, 1997 and to use its reasonable best efforts to cause such registration statement to become effective by June 5, 1997.

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ITEM 6.        RESIGNATION OF REGISTRANT'S DIRECTORS

               Not applicable.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (a)      Not applicable.

               (b)      Not applicable.

               (c)      Exhibits

               The exhibits listed on the Exhibit Index on page 5 are filed as part of this Report.

ITEM 8.        CHANGE IN FISCAL YEAR

               Not applicable.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE NATIONAL REGISTRY INC.


                                        By:  /s/ JOHN GUSTAFSON
                                            --------------------------
                                            Name:  John Gustafson
                                            Title: President and Chief Executive
                                                   Officer

Date:    February 14, 1997

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                                  EXHIBIT INDEX

EXHIBIT                                                                 PAGE NO.
-------                                                                 -------

3         Statement of Rights and Preferences of Series C                   6
          Convertible Preferred Stock of The National Registry
          Inc., filed February 5, 1997

10.1      Convertible Preferred Stock Purchase Agreement,                  23
          dated as of January 31, 1997, by and among The National
          Registry Inc., Clearwater Fund IV, LLC, and JNC
          Opportunity Fund Ltd.

10.2      Form of Warrant                                                  44

99        Press release dated February 6, 1997                             55


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